                                                        EXHIBIT 2.1A

                                  AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER


           This Amendment (the "Amendment") to Agreement and Plan of Merger dated as of May 3, 1998 (the "Agreement") is made and entered into as of June 9, 1998 by and among Bowmar Instrument Corporation ("Bowmar"), Bravo Acquisition Subsidiary, Inc. ("Acquisition Subsidiary") and Electronic Designs, Inc. ("EDI"). All capitalized terms used herein and not defined shall have the respective meanings assigned to them in the Agreement.

                                    RECITALS

           A. Pursuant to the Agreement, Bowmar, Acquisition Subsidiary and EDI have made certain representations, warranties and agreements in connection with the Merger.

           B. The respective Boards of Directors of Bowmar, Acquisition Subsidiary and EDI have determined that is in the best interests of their respective corporations and shareholders to modify certain representations, warranties and agreements in the Agreement and, accordingly, have approved this Amendment.

           NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. Section 1.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

           1.4 STOCKHOLDERS' RIGHTS UPON MERGER. Upon consummation of the Merger, the certificates which theretofore represented EDI Shares (other than Dissenting Shares) (the "Certificates") shall cease to represent any rights with respect thereto and, subject to applicable law and this Agreement, shall only represent the right to receive the Merger Consideration payable in lieu of fractional shares of Bowmar Stock into which the EDI Shares have been converted pursuant to this Agreement.

      2. Section 1.11(a)(iii) of the Agreement is hereby deleted in its entirety and replaced with the following: "(iii) holding the meeting of Bowmar's shareholders to approve the amendment of Bowmar's Articles of Incorporation to increase the number of authorized shares of Bowmar Stock and to change Bowmar's name, and to approve the issuance of the Bowmar Stock and other securities in the Merger and the other transactions contemplated hereby and thereby (the "Bowmar Proposals"),".

      3. Section 1.11(e) of the Agreement is hereby amended by adding the following as the third sentence of such Section:

           In the event the parties agree that the Merger shall be accorded pooling of interests accounting treatment in accordance with Accounting Principles Board Opinion No. 16, prior to the filing of the Prospectus/Proxy Statement, it shall be a condition to such filing that Bowmar shall have received the written opinion of the independent certified public accountants of Bowmar that such accountants concur with management's conclusion that, as of the date of the letter, no conditions exist that would preclude accounting for the Merger as pooling of interests in accordance with Accounting Principles Board Opinion No. 16.

      4. Section 1.14 of the Agreement is hereby deleted in its entirety and replaced with the following:

           1.14 AUTHORIZED SHARES. On or prior to the Effective Time, the Articles of Incorporation of Bowmar shall be amended to increase the number of shares of Bowmar Stock that Bowmar shall be authorized to issue to 60,000,000.

      5. A new Section 1.19 is hereby added to Article I of the Agreement as follows:

           1.19 DISSENTING SHARES.

                (a) Notwithstanding any provision of this Agreement to the contrary, any shares of EDI Common Stock held by a holder who has demanded and perfected his demand for appraisal of his shares of EDI Common Stock in accordance with Section 262 of the Delaware Code and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal (the "Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 1.3 hereof, but the holder thereof shall be entitled to only such rights as are granted by the Delaware Code.

                (b) Notwithstanding the provisions of subsection (a) of this
           Section 1.19, if any holder of shares of EDI Common Stock who demands appraisal of such shares under the Delaware Code shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's shares of EDI Common Stock shall automatically be converted into and represent only the right to receive the Merger Consideration pursuant to Section 1.3 hereof, without any interest thereon, upon surrender of the certificate or certificates representing such shares of EDI Common Stock.

                (c) EDI shall give Bowmar (i) prompt notice of any written demands for appraisal or payment of the fair value of any shares of EDI Common Stock, withdrawals of such demands, and any other instruments served pursuant to the Delaware Code received by EDI and
           (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware Code.

           EDI shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Bowmar, settle or offer to settle any such demands.

      6.   The following sentence is hereby deleted from Section 2.2 of the
Agreement: "The holders of shares of EDI Stock are not entitled to appraisal rights under applicable Law (as hereinafter defined) or the Certificate of Incorporation of EDI."

           Bowmar hereby waives its right to assert breach of the Agreement by EDI based upon the inaccuracy of this representation prior to the execution of this Amendment.

      7. A new Section 1.20 is hereby added to Article I of the Agreement as follows:

           1.20 BOWMAR CHANGE OF NAME. On or prior to the Effective Time, the Bowmar Articles shall be amended to change the corporate name of Bowmar to such other name as may be mutually agreed upon by EDI and Bowmar prior to the mailing to stockholders of EDI and Bowmar of the Prospectus/Proxy Statement.

      8. A new Section 4.13 is hereby added to Article IV of the Agreement as follows

           4.13 POOLING OF INTERESTS. EDI shall not take, and shall use reasonable best efforts to ensure that none of the EDI Subsidiaries and their respective stockholders, directors, officers or employees takes, any action that would result in the Merger not qualifying for pooling of interests accounting treatment in accordance with Accounting Principles Board Opinion No. 16. In the event that the Merger otherwise qualifies for pooling-of-interests accounting treatment in accordance with Accounting Principles Board Opinion No. 16, EDI shall use reasonable efforts to ensure that each person who is or may be an "affiliate" of EDI within the meaning of Rule 145 promulgated under the Securities Act shall enter into an agreement in substance as provided in the form attached hereto as Schedule 4.13.

     9. A new Section 5.14 is hereby added to Article V of the Agreement as follows:

           5.14 POOLING OF INTERESTS. Bowmar shall not take, and shall use reasonable best efforts to ensure that none of the Bowmar Subsidiaries and their respective stockholders, directors, officers or employees takes, any action that would result in the Merger not qualifying for pooling of interests accounting treatment in accordance with Accounting Principles Board Opinion No. 16.

     10. A new Section 5.15 is hereby added to Article V of the Agreement as follows:

           5.15 AFFILIATE AGREEMENTS. In the event that the Merger otherwise qualifies for pooling of interests accounting treatment in accordance with Accounting Principles Board Opinion No. 16, Bowmar shall use reasonable efforts to ensure that each person who is or may be an "affiliate" of Bowmar within the meaning of Rule 145 promulgated under the Securities Act shall enter into an agreement in substance as provided in the form attached hereto as Schedule 5.15.


      11. Section 6.3.5 of the Agreement is hereby deleted in its entirety and replaced with the following:

           6.3.5. AFFILIATE AGREEMENTS. Each person who is or may be an "affiliate" of EDI within the meaning of Rule 145 of the rules and regulations of the SEC promulgated under the Securities Act shall have entered into an agreement in substance as provided in the form attached hereto as Schedule 4.11; provided, however, that the failure to obtain such an agreement from New York Life Insurance Company shall not be a condition to the obligations of Bowmar to effect the Merger.

      12. A new Schedule 4.13 and a new Schedule 5.15, as each is attached to this Amendment, are hereby made a part of the Agreement.

           IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Agreement as of the date first above written.


                          BOWMAR INSTRUMENT CORPORATION

                          By:  /s/ HAMID SHOKRGOZAR
                               ------------------------------
                               Name:  Hamid Shokrgozar
                               Title: Chief Executive Officer


                          BRAVO ACQUISITION SUBSIDIARY, INC.

                          By:  /s/ HAMID SHOKRGOZAR
                               ------------------------------
                               Name:  Hamid Shokrgozar
                               Title: President


                          ELECTRONIC DESIGNS, INC.

                          By:  /s/ DONALD F. McGUINNESS
                               ------------------------------
                               Name:  Donald F. McGuinness
                               Title: President

                                  SCHEDULE 4.13

                         FORM OF EDI AFFILIATE AGREEMENT

      THIS AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of ___________, 1998, by and between BOWMAR INSTRUMENT CORPORATION, an Indiana corporation ("Parent"), and the stockholder of ELECTRONIC DESIGNS, INC., a Delaware corporation (the "Company"), identified on the signature page hereto (the "Stockholder").

                                    RECITALS:

      A. Parent and the Company are parties to that certain Agreement and Plan of Merger, dated as of May 3, 1998 and as amended (the "Merger Agreement"), which provides for the acquisition of the Company by Parent by means of a merger (the "Merger") of a wholly owned subsidiary of Parent ("Merger Sub") with and into the Company (unless otherwise defined herein as the context otherwise requires, capitalized terms shall have the respective meanings set forth in the Merger Agreement);

      B. Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of and has the right to vote and dispose of the number of shares of the outstanding capital stock of Parent indicated on the signature page of this Agreement (the "Parent Shares");

      C. Stockholder has been informed and understands that because the Merger will be accounted for using the "pooling of interests" method, and Stockholder may be deemed to be an affiliate of Parent as the term "affiliate" (i) is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) is used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission, the Company Shares or Parent Shares, if any, owned by Stockholder may only be disposed of in conformity with the limitations described herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

      1.   Agreement to Retain Shares.

           1.1 Transfer and Encumbrance. Stockholder has not and will not (and has no plan or intention to), without the prior written consent of Parent, offer to sell, sell, hedge or otherwise dispose of (or otherwise reduce Stockholder's interest in or Stockholder's risk relating to) any Parent Shares (or any options or other rights or securities to acquire or convertible into shares of any such common stock) during the period required by Accounting Principles Board Opinion No. 16, which generally includes any time prior to such time as financial statements covering at least thirty (30) days of the combined operations of Parent and the Company after the

Effective Time of the Merger have been published. The restrictions in this paragraph apply to any transfer of any form or nature whatsoever, including transfers pursuant to any securities law exemption. Stockholder has been advised and understands that such restrictions are required for compliance with the rules of the Securities and Exchange Commission relating to pooling of interests accounting treatment. Notwithstanding the foregoing, the Stockholder will not be prohibited by the foregoing from (i) selling or disposing of shares so long as such sale or disposition is in accordance with the "de minimis" test set forth in SEC Staff Accounting Bulletin No. 76, or (ii) providing for the transfer of such shares to the Stockholder's estate or by will upon the Stockholder's death.

           1.2 New Shares. Stockholder agrees that any shares of capital stock of the Company or Parent that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Parent Shares.

      2. Reliance Upon Representations, Warranties and Covenants. Stockholder understands that the representations, warranties and covenants of Stockholder set forth herein will be relied upon by Parent, the Company and their respective counsel and accounting firms.

      3. Representations, Warranties and Covenants of Stockholder. Stockholder represents, warrants and covenants as follows:

           (a) Stockholder has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Stockholder's obligations hereunder.

           (b) Set forth with the signatures below is the number of Company Shares and Parent Shares, if any, owned by Stockholder, including all Company Shares as to which Stockholder has sole or shared voting or investment power and all rights, options and warrants to acquire the shares of capital stock of the Company or owned or held by Stockholder.

      4. Stop Transfer Instructions. Stockholder understands and agrees that stop transfer instructions shall be given by Parent with respect to Stockholder's Parent Shares for the purpose of facilitating enforcement of the agreements herein, and that in Parent's discretion there may be placed on Stockholder's certificates for such shares a legend reflecting such restrictions.

      5. Counterparts. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

      6. Binding Agreement. This Agreement will inure to the benefit of and be including upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of Stockholder and pledgees holding Parent Shares as collateral.

      7. Termination. This Agreement shall be terminated and shall be of no further force and effect upon the termination of the Merger Agreement in accordance with the terms thereof.

      8. Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereof.

      9. Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware.

      10. Attorneys' Fees. In the event of any legal actions or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorney's fees, whether or not the proceeding results in a final judgment.

      11. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, on the day and year first above written.



                               BOWMAR INSTRUMENT CORPORATION



                                       By:
                                          ---------------------------
                                          Name:
                                          Title:




                                       ------------------------------
                                       Stockholder's Name:
                                       Address for Notice:




                                       Company Shares beneficially owned:
                                            Shares of Common Stock:
                                            Shares subject to:
                                                   Options:
                                                   Warrants:
                                                   Other Rights:



                                       Parent Shares beneficially owned:
                                              Shares of Common Stock:
                                              Shares subject to:
                                                     Options:
                                                     Warrants:
                                                     Other Rights:

                                  SCHEDULE 5.15

                       FORM OF BOWMAR AFFILIATE AGREEMENT

      THIS AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of ___________, 1998, by and between BOWMAR INSTRUMENT CORPORATION, an Indiana corporation ("Parent"), and the stockholder of Parent identified on the signature page hereto (the "Stockholder").

                                    RECITALS:

      A. Parent and Electronic Designs, Inc., a Delaware corporation (the "Company") are parties to that certain Agreement and Plan of Merger, dated as of May 3, 1998 and as amended (the "Merger Agreement"), which provides for the acquisition of the Company by Parent by means of a merger (the "Merger") of a wholly owned subsidiary of Parent ("Merger Sub") with and into the Company (unless otherwise defined herein as the context otherwise requires, capitalized terms shall have the respective meanings set forth in the Merger Agreement);

      B. Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of and has the right to vote and dispose of the number of shares of the outstanding capital stock of Parent indicated on the signature page of this Agreement (the "Parent Shares");

      C. Stockholder has been informed and understands that because the Merger will be accounted for using the "pooling of interests" method, and Stockholder may be deemed to be an affiliate of Parent as the term "affiliate" (i) is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) is used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission, the Parent Shares owned by Stockholder may only be disposed of in conformity with the limitations described herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

      1.   Agreement to Retain Shares.

           1.1 Transfer and Encumbrance. Stockholder has not and will not (and has no plan or intention to), without the prior written consent of Parent, offer to sell, sell, hedge or otherwise dispose of (or otherwise reduce Stockholder's interest in or Stockholder's risk relating to) any Parent Shares (or any options or other rights or securities to acquire or convertible into shares of any such common stock) during the period required by Accounting Principles Board Opinion No. 16, which generally includes any time prior to such time as financial statements covering at least thirty (30) days of the combined operations of Parent and the Company after the Effective Time of the Merger have been published. The restrictions in this paragraph apply to any transfer of any form or nature whatsoever, including transfers pursuant to any securities law exemption. Stockholder has been advised and understands that such restrictions are required for compliance with the rules of the Securities and Exchange Commission relating to pooling of interests accounting treatment. Notwithstanding the foregoing, the Stockholder will not be prohibited by the foregoing from (i) selling or disposing of shares so long as such sale or disposition is in accordance with the "de minimis" test set forth in SEC Staff Accounting Bulletin No. 76, or (ii) providing for the transfer of such shares to the Stockholder's estate or by will upon the Stockholder's death.

           1.2 New Shares. Stockholder agrees that any shares of capital stock of Parent that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Parent Shares.

      2. Reliance Upon Representations, Warranties and Covenants. Stockholder understands that the representations, warranties and covenants of Stockholder set forth herein will be relied upon by Parent, the Company and their respective counsel and accounting firms.

      3. Representations, Warranties and Covenants of Stockholder. Stockholder represents, warrants and covenants as follows:

           (a) Stockholder has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Stockholder's obligations hereunder.

           (b) Set forth with the signatures below is the number of Parent Shares owned by Stockholder, including all Parent Shares as to which Stockholder has sole or shared voting or investment power and all rights, options and warrants to acquire the shares of capital stock of Parent owned or held by Stockholder.

      4. Stop Transfer Instructions. Stockholder understands and agrees that stop transfer instructions shall be given by Parent with respect to Stockholder's Parent Shares for the purpose of facilitating enforcement of the agreements herein, and that in Parent's discretion there may be placed on Stockholder's certificates for such shares a legend reflecting such restrictions.

      5. Counterparts. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

      6. Binding Agreement. This Agreement will inure to the benefit of and be including upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of Stockholder and pledgees holding Parent Shares as collateral.

      7. Termination. This Agreement shall be terminated and shall be of no further force and effect upon the termination of the Merger Agreement in accordance with the terms thereof.

      8. Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereof.

      9. Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Indiana.

      10. Attorneys' Fees. In the event of any legal actions or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorney's fees, whether or not the proceeding results in a final judgment.

      11. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, on the day and year first above written.



                                       BOWMAR INSTRUMENT
                                       CORPORATION



                                       By:
                                          ---------------------------
                                          Name:
                                          Title:




                                       ------------------------------
                                       Stockholder's Name:
                                       Address for Notice:




                                       Company Shares beneficially owned:
                                            Shares of Common Stock:
                                            Shares subject to:
                                                   Options:
                                                   Warrants:
                                                   Other Rights: